SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

CRUZAN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL		33401
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

In addition to the Stock Purchase Agreement described under Item 8.01 below, on June 2, 2005, Angostura, Ltd. (“Angostura”), the controlling stockholder of Cruzan International, Inc. (the “Company”), entered into an agreement whereby, in recognition of the services of Jay Maltby, Ezra Shashoua and Tom Valdes, as well as other members of the Company’s management (such other members to be determined in the absolute discretion of Messrs. Maltby, Valdes and Shashoua), Angostura or an affiliate of Angostura committed to pay the above-mentioned individuals a total of nine million dollars ($9,000,000) without set-off or withholding of any kind if the Stock Purchase Agreement is consummated and upon receipt by Angostura of the purchase price under the Stock Purchase Agreement.  This payment is a bonus payable by Angostura and not by the Company (and conveys no obligation to the Company to make such payment).

Item 8.01                                             Other Events.

On June 3, 2005, the Company issued a press release announcing that on June 2, 2005, Angostura entered into a Stock Purchase Agreement, effective as of June 3, 2005, with V&S Vin & Sprit AB, the Swedish based international wine and spirits company (“V&S”), pursuant to which V&S agreed to purchase Angostura’s controlling interest in the Company.

Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, V&S agreed to purchase all 4,294,583 shares of the Company’s common stock beneficially owned by Angostura (currently representing approximately 67.8% of the Company’s outstanding common stock) for an aggregate consideration of $121,837,320.00, or $28.37 per share.  The Stock Purchase Agreement is subject to normal closing conditions, including the approval of the board of directors of the Company. In connection with such approval and any other related issues, the Company’s board of directors has appointed a special committee of independent directors.  The purchase and sale is expected to close on or before September 30, 2005.  V&S has announced that it intends to offer the Company’s minority stockholders equitable treatment.  The Company expects to continue to operate with its current management and, until the closing date, its current board of directors.

A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
	99.1	The Company’s Press Release, dated June 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZAN INTERNATIONAL, INC.

Date:	June 7, 2005	By:	/s/ Ezra Shashoua
Ezra Shashoua
Executive Vice President and Chief Financial Officer